                                                                       Exhibit 1


                        ALLIN COMMUNICATIONS CORPORATION
                            (a Delaware corporation)


                        2,300,000 Shares of Common Stock
                           (Par Value $.01 Per Share)



                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------


                                       __________________, 1996


FRIEDMAN, BILLINGS, RAMSEY & COMPANY, INC.
 as Representatives of the several Underwriters
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:

          Allin Communications Corporation, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 300,000 shares (the "Option Shares") of Common Stock. The Firm Shares and any Option Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

     The proceeds to the Company from the sale to the Underwriters of the Firm Shares will be used in part to fund the cash consideration payable in connection with the acquisition of International Sports Marketing, Inc. ("ISM") and Kent Consulting Group, Inc. ("KCG") (each, an "Acquisition Company" and collectively, the "Acquisition Companies"). The acquisition of an Acquisition Company is hereinafter referred to as an "Acquisition" and the acquisition of the Acquisition Companies is hereinafter referred to as the "Acquisitions." Each Acquisition will be effected pursuant to a Transfer Agreement or similar agreement by and among the Company, the Acquisition Company, the owners of the Acquisition Company, and/or a wholly owned subsidiary of the Company, and the exhibits, agreements, documents and schedules entered into or delivered in connection therewith (each, a "Transfer Agreement" and, collectively, the "Transfer Agreements"). As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Purchase Agreement (the Agreement" is addressed.

          In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

          1.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement and amendments thereto, on Form S-1 (No. 333-10447), for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

              (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Option Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

              (c) The Commission has not issued an order preventing or suspending the use of the Registration Statement or any Prospectus relating to the proposed offering of the Shares.

              (d) Each preliminary prospectus and the Prospectus as originally filed or as part of any amendment to the Registration Statement, or filed pursuant to Rule 424 under the 1933 Act, delivered to you for use in connection with this offering (the "Offering") was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) Arthur Andersen LLP, who have certified the financial statements and supporting schedule included in the Registration Statement, including the historical financial statements of the Acquisition Companies, are independent public accountants as required by the Act and the Regulations.

              (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results

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of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (g) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

              (h) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state and foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

              (i) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at __________________, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Option Shares conform to the statements concerning them set forth in the Registration Statement and the Prospectus.

              (j)  All of the Company's current subsidiaries are listed on
Exhibit 21 to the Registration Statement. All the entities that will be subsidiaries of the Company after giving effect to the Acquisitions are listed on Schedule B. The subsidiaries listed on Exhibit 21 to the Registration Statement and the subsidiaries listed on Schedule B are hereinafter collectively referred to as the "Subsidiaries." Each Subsidiary has been and, after giving effect to the Acquisitions, will have been duly incorporated, and is and, after giving effect to the Acquisitions, will be validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each Subsidiary is and, after giving effect to the Acquisitions, will be duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Subsidiary. The outstanding shares of capital stock of each of the Subsidiaries have and, after giving effect to the Acquisitions, will have been duly authorized and validly issued, are and, after giving effect to the Acquisitions, will be fully paid and non-assessable. Such shares of capital stock in each Subsidiary are and, after giving effect to the Acquisitions, will be wholly owned by the Company free and clear of all liens, encumbrances and security interests. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are and, after giving effect to the Acquisitions, will be outstanding, except to the extent set forth in the Registration Statement, including the exhibits thereto.

              (k) The Company has been duly organized and is, and after giving effect to the Acquisitions, will be validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is, and after giving effect to the Acquisitions, will be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiaries taken as a whole. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

              (l) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of the Subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

              (m) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

              (n) The historical financial statements of the Company, ISM and KCG, including the notes thereto, and supporting schedule included in the Registration Statement and the Prospectus present fairly the financial position of the Company, its consolidated subsidiaries, ISM and KCG as of the dates indicated and the results of its operations, stockholders' equity and cash flows of the Company, its consolidated subsidiaries, ISM and KCG for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. The pro forma condensed consolidated financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information required to be presented therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma condensed consolidated financial information and have been properly compiled on the bases described therein, and the assumptions used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules of the Company, ISM and KCG are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. The summary financial data and selected financial data included in the Registration Statement presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

              (o) Except as disclosed in the Prospectus, no person or entity holds a right to require or participate in the registration under the Act of shares of Common Stock of the Company or any preemptive or other right of participation or first refusal with respect to any of the Shares or the issue or sale thereof by the Company.

              (p) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

              (q) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and there is no infringement of or conflict with asserted rights of others with respect to any Intellectual Property and neither the Company nor any of the Subsidiaries has received notice of or is otherwise aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a material adverse effect.

              (r) The Company and the Subsidiaries have and, after giving effect to the Acquisitions will have good title to all property owned by the Company and the Subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are and, after giving effect to the Acquisitions, will be in full force and effect, and neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

              (s) The Company and the Subsidiaries have and, after giving effect to the Acquisitions, will have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

              (t) Neither the Company nor any of the Subsidiaries is, and upon consummation of the transactions contemplated hereby will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

              (u) Neither the Company nor any of the Subsidiaries is and, after giving effect to the Acquisitions, will be, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound except for such defaults as do not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions contemplated herein and in the Transfer Agreements and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except for any such breach or default which would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, or (B) the Articles of Incorporation or Bylaws of the Company or any Subsidiary or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets.

              (v) The Company and the Subsidiaries have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or are exempt therefrom.

              (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Regulations.

              (x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and each of the Transfer Agreements and the consummation of the transactions contemplated herein and therein, including, but not limited to, the filing, in connection with the acquisition of KCG, of a certificate of merger (the "Merger Certificate") (except (i) such additional steps as may be required by the National

Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws or the securities laws of the United Kingdom, France, Italy, Switzerland, Germany or ___________ and (ii) such approvals, consents, orders, authorizations, designations, declarations and filings the absence of which does not and will not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole) has been or will be obtained or made as of the Closing Date and is or will be in full force and effect as of the Closing Date. All consents and waivers from all other persons required in connection with the execution and delivery by the Company of this Agreement and the Transfer Agreements and the consummation of the transactions contemplated herein and therein have been obtained or made and are in full force and effect as of the Closing Date (except such consents and waivers the absence of which do not and will not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole).

              (y) The Company and each of the Subsidiaries is and, after giving effect to the Acquisitions, will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely change or affect the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

              (z) No Subsidiary of the Company is currently prohibited, directly or indirectly and, after giving effect to the Acquisitions, no Subsidiary will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

              (aa) Each of the Transfer Agreements and the transactions contemplated therein has been duly and validly authorized by the Company and each of ISM and KCG, and each of the Transfer Agreements has been duly and validly executed and delivered by the parties thereto, constitutes the valid and binding obligation of such parties, and there are no (i) statutory dissenters' rights or (ii) any other contractual rights giving any of the owners of ISM and KCG rights of acquisition, first offer or first refusal with respect to any of the Acquisitions which, in any case, have not been waived or expired by their terms.

              (bb) The Company has obtained from each of the persons listed on Schedule B their agreement that for a period of 360 days from the date of this Agreement they will not, without the prior consent of the Representatives, offer, sell or dispose of any shares of Common Stock of the Company, or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock or derivative therefrom owned by them.

              (cc) The Company has delivered to the Representatives true and correct copies of each of the executed Transfer Agreements and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which you shall previously have been advised and shall not have reasonably objected by written notice to the Company after being furnished a copy thereof. The representations and warranties of the Company (including any subsidiary of the Company created to enable the Company to consummate the transactions contemplated by each of the Transfer Agreements) set forth in the Transfer Agreements, are true and correct as of the date hereof, and will be true and correct as of the Closing Date, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date. The Transfer Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

              (dd) All offers and sales of shares of the Company's capital stock (including securities convertible into, or exercisable or exchangeable for, shares of the Company's capital stock) prior to the date hereof were at all relevant times exempt from the registration requirements of the Act, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

          2.  Purchase, Sale and Delivery of the Shares.
              -----------------------------------------

              (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule A hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

              (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase up to 300,000 Option Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Option Shares are to be delivered (such date and time being herein sometimes referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be
                --------  -------
earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Option Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Option Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Option Closing Date.

          The number of Option Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 9 hereof) bears to 2,000,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Option Shares shall be made by certified or official bank check or checks, in New York Clearing House or similar next day funds, payable to the order of the Company at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209, or such other location as may be mutually acceptable, upon delivery of the certificates for the Option Shares to you for the respective accounts of the Underwriters.

          3.  Offering.  Upon your authorization of the release of the Firm
              --------
Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4.  Covenants of the Company.  The Company covenants and agrees
              ------------------------
with the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you and your counsel signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. The copies of the Registration Statement, the Prospectus and each amendment thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 as are necessary in order to make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 360 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule C attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's grant of options and issuance of Common Stock upon the exercise of presently outstanding stock options issued pursuant to the 1996 Stock Plan as in effect on the date hereof.

          (g) The Company will comply with the Act and the Regulations and the 1934 Act and the regulations promulgated under the 1934 Act (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (h) The Company, during the period when the prospectus is required to be delivered under the Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (j) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (k) The Company will use its best efforts to cause the Shares to be authorized for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market").

          (l) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

          (m) Friedman, Billings, Ramsey & Co. Inc. ("FBR") shall have the right to act as the exclusive financial advisor, placement agent and underwriter to the Company in connection with any debt (other than bank debt) or equity financings and any sale, transfer, merger, consolidation or other similar transaction (a "Sale Transaction") involving all or a substantial portion of the Company during the period ending 18 months after the Closing Date. Any services provided by FBR to the Company pursuant to the foregoing shall be on terms and conditions, and for fees, as are customary and competitive for FBR's provision of those services.

          (n) If any investor identified to the Company by FBR during the Engagement Period (as defined below) purchases any additional securities of the Company or an affiliate within 12 months following the Closing Date or pursuant to a commitment during the Engagement Period (other than a transaction in which FBR is entitled to a fee as placement agent), the Company shall pay FBR a fee of 7.0% of the aggregate gross proceeds from the sale of such securities. The Engagement Period shall be the period commencing on May 10, 1996 and ending on the earliest to occur of the following: (i) completion of the sale of the Shares or a Sale Transaction in lieu thereof, or (ii) termination of this Agreement by FBR or the Company pursuant to Section 10.

          (o) If a Sale Transaction is consummated in lieu of the sale of Shares, in consideration of FBR's services on behalf of the Company pursuant to this Agreement, the Company agrees to pay FBR a transaction fee equal to 2.5% of the total consideration (the "Total Consideration") paid or payable in such Sale Transaction. Total Consideration shall mean the aggregate value, whether in cash, securities, assumption of (or purchase subject to) debt or liabilities or other property, obligations or services, paid or otherwise assumed in connection with the Sale Transaction.

          (p) In the event that this Agreement expires or is terminated (other than a termination by FBR pursuant to Section ____ without the agreement of the Company), without the Offering or a Sale transaction being consummated, and the Company (or an entity organized or sponsored by the Company), within 12 months after the date of such termination, (i) consummates a sale of securities substantially similar to the Offering as contemplated hereunder, the Company shall pay to FBR a fee in cash equal to 3.5% of the gross proceeds raised by the Company (or such entity) from the sale of any securities sold by the Company (or such entity), concurrently with the closing of any such sale, or (ii) consummates a Sale Transaction, the Company shall pay to FBR a fee in cash equal to 1.0% of the Total Consideration paid or payable in connection with such Sale Transaction.

               (q) Richard Trutanic, Senior Advisor of FBR, will serve on the Board of Directors after the Closing Date.

          5.  Payment of Expenses.  Whether or not the transactions contemplated
              -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the agreement among underwriters and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

          6.  Conditions of Underwriters' Obligations. The obligations of the
              ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, are subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and the "Option Closing

Date" shall refer to the closing date for the Option Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Hogan & Hartson L.L.P. ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than [5:30 P.M., New York time, on the date of this Agreement] [12:00 P.M., New York time on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission], or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Eckert Seamans Cherin & Mellott, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and the Subsidiaries has been duly organized and is and, after giving effect to the Acquisitions, will be validly existing as a corporation in good standing under the laws of the State of Delaware or, with respect to any of the Subsidiaries, under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each of the Company and the Subsidiaries has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

               (ii) The Company has an authorized capital stock as set forth under "Capitalization" in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Option Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iii) The outstanding shares of capital stock of each of the Subsidiaries, after giving effect to the Acquisitions, will be wholly owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Subsidiaries are and, after giving effect to the Acquisitions, will be outstanding.

               (iv) The Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company. Each Transfer Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms.

               (vi) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or, to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

               (vii) All offers and sales of shares of the Company's capital stock (including securities convertible into, or exchangeable or exercisable for, shares of the Company's capital stock) prior to the date of this Agreement were at all relevant times exempt from the registration requirements of the Act, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

               (viii) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the best knowledge of such counsel, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Stock or other securities of the Company.

               (ix) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.


               (x) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

               (xi) To the best of such counsel's knowledge, there is no infringement of or conflict with asserted rights of others with respect to any Intellectual Property and there are no facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in aggregate, would result in a material adverse effect.

               (xii) The statements under the captions ["Risk Factors," "Business -- Regulation," "Business -- Legal Proceedings," "Certain Transactions," "Description of Capital Stock," "Underwriting" and "Shares Eligible for Future Sale"] in the Prospectus, and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

               (xiii) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

               (xiv) Delivery of certificates for the Shares will be sufficient to transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and such counsel is not aware, after due inquiry, of any adverse claim with respect thereto, and, to the best of such counsel's knowledge, such Shares are free and clear of all liens, encumbrances and claims.

               (xv) Such counsel has reviewed all contracts, instruments or other documents referred to in the Registration Statement and the Prospectus and such contracts or other documents are fairly described therein, and filed as exhibits thereto as required, and, after due inquiry, such counsel does not know of any documents or contracts of a character required to be so described or filed which have not been so described or filed.

               (xvi) To the best knowledge of such counsel, after due inquiry, except as described in the Registration Statement and Prospectus, no holder of any security of the Company has or will have any right to require registration of any security of the Company by virtue of the transactions contemplated by this Agreement.

               (xvii) Neither the Company nor any of the Subsidiaries is and, upon consummation of the transactions contemplated hereby, will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (xviii) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public aaccountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.
The opinion
of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (c) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in the Prospectus.

            (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent public accountants with respect to the Company within the meaning of the Act and the [applicable published rules and] Regulations and stating that the answer to
Item 10 of the Registration Statement is correct insofar as it relates to them;
(ii) stating that, in their opinion, the financial statements and schedules and notes thereto, included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company and its Subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to June 30, 1996, inquiries of officers and other employees of the

Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to June 30, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 1996, there were, as of the date of the most recent available monthly combined financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from June 30, 1996 to the date of the most recent available monthly combined financial statements of the Company, its subsidiaries and ISM and KCG, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company, its subsidiaries and ISM and KCG set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company, its subsidiaries and ISM and KCG or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement; and (v) on the basis of a reading of the pro forma combined financial information included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma condensed consolidated financial information, nothing came to their attention that caused them to believe that the pro forma condensed consolidated financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

            (f) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (g) You shall have received from each person who is a director or officer of the Company or such shareholder as have been heretofore designated by you and listed on Schedule B hereto an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 360 days after the date of the Prospectus.

            (h) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.  Indemnification.
              ---------------

      (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, or liabilities to which any Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein) and will reimburse the Underwriters and such controlling persons for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with investigating or defending any such action or claim as such expenses are incurred. The indemnification obligations of the Company hereunder shall be in addition to any liability which the Company may otherwise have.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and each of the Company's directors, each officer of the Company who signed the Registration Statement, and each other person who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities to which the Company or each such other person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement.

      (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnified party reasonably objects to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified party and an indemnifying party and such indemnified party reasonably believes that there may be legal defenses available to it that are different from or in addition to those available to such indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      (d) If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 7(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the 1933 Act.

          7(f) The provisions of this Section 7 shall supersede the indemnification provisions included in the letter agreement dated May 10, 1996 among FBR, on the one hand, and the Company, on the other hand, as amended on August 16, 1996 (the "Engagement Letter"), insofar, but only insofar, as such indemnification provisions relate to any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto. In all other respects, the provisions of the Engagement Letter shall remain in full force and effect.

               8.  Default by an Underwriter.
                   -------------------------

                   (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Option Shares hereunder, and if the Firm Shares or Option Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Option Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                   (b) In the event that such default relates to more than 10% of the Firm Shares or Option Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Option Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Option Shares, as the case may be, to which such default relates as provided in this
Section 8, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                   (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Option Shares.

               9.  Survival of Representations and Agreements.  All
                   ------------------------------------------
representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in
Section 5, and the indemnity and contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7 and 9(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 8 or 10 hereof.

              10.  Effective Date of Agreement; Termination.
                   ----------------------------------------

                   (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., Eastern time, on the [third] full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 10 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                   (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Option Shares at any time prior to the Option Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in clause (b)(D)(i) or (b)(D)(ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus.

                   (c) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                   (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 10(a) hereof or (ii) Section 8(b) or 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

              11.  Notice.  All communications hereunder, except as may be
                   ------
otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209,
Attention: Joe Nardini; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 300 Greentree Commons, 381 Mansfield Ave., Pittsburgh, Pennsylvania 15220, Attention: Richard Talarico.

              12.  Parties.  This Agreement shall inure solely to the benefit
                   -------
of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in
Section 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

              13.  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Virginia but without regard to principles of conflicts of law.

              If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       ALLIN COMMUNICATIONS
                                       CORPORATION


                                       By:
                                            -------------------------------
                                            Name:
                                            Title:


Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:
    ----------------------------------
    Name:
    Title:

On behalf of themselves and the other
Underwriters named in Schedule A hereto.